                                                                   Exhibit 10(Y)


                                    SUBLEASE AGREEMENT

     The parties to this sublease agreement of July 3, 1996 ("Sublease") are:
HENRY DREYFUSS ASSOCIATES, ("Sublandlord"), a New York partnership with offices and doing business at 423 West 55th Street, New York, NY 10019; and Unitel Video, Inc. ("Subtenant"), a Delaware corporation with offices and doing business at 555 West 57 Street, New York, NY 10019.

     WHEREAS, 423 West 55th Street Company ("Landlord") as landlord, being the successor-in-interest to Gerald Rosenberg and George Feldman, as Trustees under the Last Will and Testament of Nathan Schulman, Deceased, Consolidated Investing Company, and Arthur A. Segall, as Executor Under the Last Will and Testament of Norbert Nathanson, Deceased, the successors-in-interest to Marion Feldman and Herbert M. Rosenberg, as Executors and Trustees under the Last Will and Testament of Nathan Schulman, Deceased, Consolidated Investing Company and Herbert Natanson), and Sublandlord, as tenant, entered into an agreement of lease dated July 31, 1981 and a first amendment of lease agreement dated August 11, 1989 (the "Lease") which provide, INTER ALIA, for Sublandlord to rent from Landlord the entire rentable area of the second
(2nd) floor (the "Demised Premises") of the building known as and located at 423 West 55th Street, in the City, County and State of New York for a term expiring on August 31, 1999;

     WHEREAS, Sublandlord and Subtenant desire to provide for Subtenant to sublet the Demised Premises from Sublandlord as hereinafter set forth.

     NOW THEREFORE, it is mutually agreed as follows:

     1. Attached hereto and made a part hereof as Exhibit "A" is a copy of the Lease. References herein to the "Lease" shall include the Lease with the express revisions to the Lease made by Landlord and Tenant in the "Sublease Consent Agreement."

     2. The term of this Sublease (the "Term") shall commence on the "Commencement Date" and it shall expire, unless sooner terminated in accordance with the provisions hereof, on August 30, 1999.

     3. This Sublease is subject to the written consent of the Landlord in the Sublease Consent Agreement which is attached hereto as Exhibit "B" (the "Sublease Consent Agreement").

     4. The "Commencement Date" is the date that Sublandlord shall deliver and Subtenant shall accept, keys to and exclusive possession of the Demised Premises broom clean, free of all liens, claims, damages, occupants and personal property (other than the personal property described in paragraph 11 below), and otherwise in "as is" condition. Sublandlord will move out and deliver possession of the Demised Premises as described above by July 13, 1996, or as soon thereafter as practicable, and no later than July 19, 1996, subject only to FORCE MAJEURE. However, Subtenant shall be given access to the Demised Premises by July 1, 1996 of the purpose for performing work

SUBLEASE AGREEMENT                                                       PAGE 1

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to prepare the Demised Premises for its occupancy, and Subtenant shall move into and occupy the Demised Premises on July 13, 1996. Subtenant's access prior to July 13, 1996 to perform work and Subtenant's occupancy on and after July 13, 1996 pursuant to the provisions of the previous sentence prior to the Commencement Date shall be subject to all of the provisions of this Sublease except the obligations to pay "Base Rent" (as defined below) to Sublandlord. The provisions of this paragraph shall constitute "an express provisions to the contrary" within the meaning of Section 223-a of the New York Real Property Law. During the interval from July 1, 1996 to the Commencement Date, the parties shall cooperate with each other to minimize interference and maximize coordination between them with respect to their respective work and operations in the Demised Premises, including, but not limited to, the relocation of Subtenant's offices into the Demised Premises and the relocation of Sublandlord's offices out of the Demised Premises. If Sublandlord does not deliver exclusive possession of the Demised Premises to Subtenant on or before the "Deadline Date" (defined below), Subtenant may elect to cancel this Sublease by giving notice of cancellation to Sublandlord by hand delivery at the Demised Premises no later than the day after the Deadline Date advising Sublandlord that this Sublease is canceled and Subtenant (together with any one claiming under or through Subtenant) shall surrender the Demised Premises to Sublandlord and neither party shall have any other or further claims arising under this agreement. The "Deadline Date" shall be July 20, 1996 plus one day for each day that elapses after June 28, 1996 to the date that Subtenant signs and delivers (and Sublandlord receives) this Sublease and the Sublease Consent Agreement to Sublandlord for Sublandlord's countersignature. Subtenant shall not sign and deliver this agreement to Sublandlord and the Sublease Consent Agreement (nor shall Sublandlord receive this agreement and the Sublease Consent Agreement) on a Saturday, Sunday or Legal Holiday (i.e., July 4).

     5. Sublandlord hereby sublets the Demised Premises to Subtenant for the Term, subject to the provisions of this Sublease. Subtenant covenants and agrees to pay Sublandlord the "Rent" (as hereinafter defined) as required in this Sublease, and to pay, perform, keep and observe all of the terms, provisions, covenants and conditions required under this Sublease to be paid, performed, kept and observed by Subtenant under this Sublease.

     6. This Sublease is subject and subordinate to the Lease, and any agreement of record that the Lease is subject to. Subtenant covenants that it will not violate the Lease or any agreement of record that the Lease is subject to. Sublandlord covenants that it will not violate the Lease, the Sublease Consent Agreement and any agreement of record that the Lease is subject to. (See Exhibit "B".) Sublandlord will not amend or terminate the Lease without Subtenant's consent if it will affect Subtenant.

     7. The Lease describes the Landlord's duties. Sublandlord is not obligated to perform the Landlord's duties. If the Landlord fails to perform, Subtenant must send Sublandlord a notice. Upon receipt of the notice, Sublandlord shall then promptly notify the Landlord and demand that the Lease agreements be carried out. Sublandlord shall continue the demands until the Landlord performs, including, but not limited to,

SUBLEASE AGREEMENT                                                       PAGE 2

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commencing an action or proceeding if necessary to enforce the Landlord's obligations under the Lease if and as directed by Subtenant at Subtenant's expense, or permitting Subtenant to bring such an action or proceeding in Sublandlord's name if necessary. Subtenant shall furnish to Sublandlord and Sublandlord shall furnish to Subtenant a copy of all notices from Landlord promptly upon receipt. Subtenant shall pay, perform, keep and observe all of the terms, provisions, covenants and conditions required to be paid, performed kept or observed by Sublandlord under the Lease, except as expressly provided otherwise in this Sublease and the Sublease Consent Agreement. Sublandlord shall have all of the rights and remedies against Subtenant under this Sublease for Subtenant's breach of this Sublease that the Landlord has against Sublandlord under the Lease for Sublandlord's breach of the Lease without regard to whether or not the Landlord has exercised those rights against Sublandlord or resorted to those remedies against Sublandlord for the acts or omissions of Subtenant. Those rights and remedies of Sublandlord shall be in addition to, and not in lieu of, whatever other rights or remedies may exist in law or equity.

     8. Except as otherwise provided in the Sublease Consent Agreement attached hereto as Exhibit "B", all of the provisions of the Lease applicable to Sublandlord shall apply to Subtenant except the following:

        A. In lieu of the "annual base rent" payable to Landlord as described in the Lease (which Sublandlord shall continue to pay to Landlord as provided in the Lease), Subtenant covenants and agrees to pay "Base Rent" to Sublandlord in equal advance monthly installments, without prior demand, offset or deduction of any kind whatsoever (except as otherwise provided in the Sublease Consent Agreement), commencing as of the Commencement Date, and on the first day of each and every month thereafter for the balance of the Term (except for the first such monthly installment which shall be paid upon execution of this Sublease and applied against the first monthly installments of Base Rent coming due on and after the Commencement Date), at the following annual rental rate; $231,000.00 per year ($19,250.00 per month) from the Commencement Date (1) to August 30, 1999.

        B. In lieu of the security deposit required under Articles 31 and 42 of the Lease, Subtenant shall furnish Sublandlord with a cash security deposit upon execution hereof in the sum of $19,250.00 to secure Subtenant's payment and performance of all of its obligations under this Sublease as provided in Article 31 of the Lease, but without limiting Sublandlord's remedies to the amount so secured. If any portion thereof shall be applied by Sublandlord to a claim for Base Rent or any other amount required to be paid by Subtenant, including, but not limited to

--------------
(1) If the Commencement Date is not the first day of the month, the Base Rent for the month in which the Commencement Date occurs shall be prorated to reflect the portion of the month that elapsed prior to the Commencement Date.

SUBLEASE AGREEMENT                                                       PAGE 3

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         damages for Subtenant's default during the Term, the amount so applied shall be replenished by Subtenant and shall be due and payable as additional rent.

         C. Article 45 and Article 60 of the Lease is replaced by this paragraph. Sublandlord represents that it used the services of Williams Real Estate Co. Inc. ("Williams") and Edward S. Gordon
         Co. Inc. ("ESG") in connection with this agreement, and that: its agreement with Williams provides for Williams to waive any fee or commission in connection with this Sublease and its agreement with ESG provides for it to pay the fee or commission of ESG in connection with this Sublease. Subtenant represents that it used only the services of ESG in connection with this agreement, and that its agreement with ESG provides for ESG to collect a commission for this Sublease from Sublandlord and no fee or commission from Subtenant for this Sublease. Sublandlord has agreed with ESG to pay a commission to ESG for this Sublease, if, when and as the Landlord consents to this Sublease and this Sublease is fully executed and unconditionally delivered; Sublandlord covenants to pay such commission to ESG and represents that such commission covers the services rendered by ESG to Sublandlord and Subtenant for this Sublease. Sublandlord will indemnify and hold Subtenant harmless from and against any fee or commission claims of any broker arising from Sublandlord's dealings with the claimant for this Sublease or Sublandlord's breach of its representations in this paragraph. Subtenant will indemnify and hold Sublandlord harmless from and against any fee or commission claims of any broker arising from the falsity of Subtenant's representations contained in this paragraph.

         D. Articles 46, 49, 58 and 60 of the Lease and paragraphs 2, 3 and 4 of the first lease amendment shall not apply to this Sublease.

         E. Sublandlord (and not Subtenant) shall make the payments required under Article 48 of the Lease. When and as Sublandlord is required to make a payment to the Landlord under Article 48 of the Lease ("Escalation for Taxes") for any tax year subsequent to tax year 1996/97, Subtenant shall pay Sublandlord an amount equal to the difference between the Escalation for Taxes in the then current Tax Year and the Escalation for Taxes in Tax Year 1996/97 (the "Tax Escalation Payment").

    9. Subtenant shall carry the insurance and undertake the indemnification obligations described in the Lease with respect to the Demised Premises and Subtenant's operations therein at its sole cost, risk and expense, and Sublandlord shall be indemnified and named as an additional insured as its interests may appear. Subtenant may furnish certificates of insurance to evidence the required coverages


SUBLEASE AGREEMENT                                                        PAGE 4
instead of copies of the insurance policies unless Landlord requires copies of policies. Sublandlord will have its own insurance in effect as required by the Lease.

    10. Subtenant shall obtain and pay for direct electric service from the utility company. Sublandlord represents that it has been obtaining direct electric service from the utility company for the Demised Premises through the existing electric meter and that such meter is in good working order and condition and it will be in good working order and condition on the Commencement Date.

    11. Attached hereto as Exhibit "C" is a list of personal property consisting of furniture in the Demised Premises that is being sold by Sublandlord to Subtenant on an "as is" basis in consideration of the sum of $1.00 which is being paid by Subtenant to Sublandlord upon execution of this agreement.

    12. As used herein "Rent" shall mean and include the "Base Rent" and "additional rent" (defined below). All payments other than the Base Rent required to be made by Subtenant pursuant to this Sublease (including, but not limited to, payments for all fees and charges, and any and all damages, interest, costs, fees and expenses caused by Subtenant's default) shall be deemed additional rent and, in the event of any nonpayment thereof, Sublandlord shall have all rights and remedies provided for herein and by law for nonpayment of the Base Rent in addition to whatever other remedies may be available to Sublandlord.

    13. Except as otherwise provided in the Sublease Consent Agreement, Subtenant shall not underlet the Demised Premises or assign this Sublease, in whole or in part, without Sublandlord's prior written consent in each instance (which consent shall not be unreasonably withheld or delayed), subject to all of the requirements of the Lease, including, but not limited to the requirement that the Landlord consent to any subletting or assignment, in whole or in part. However, Subtenant may, on prior written notice to Sublandlord, without Sublandlord's prior written consent, assign this Sublease or sub-sublet pursuant to any sub-sublease or assignment agreement that has been approved in writing by Landlord prior to the date on which such agreement becomes effective as well as any sub-sublease or assignment of this Sublease that the Landlord permits Subtenant to enter into without Landlord's prior written consent. Sublandlord hereby consents to the dispositions of the Demised Premises and the sub-subleases that the Landlord is consenting to in the attached Sublease Consent Agreement. Any sub-sublease of the Demised Premises, in whole or in part, or assignment of this Sublease shall comply with the applicable provisions of the Lease and this Sublease, shall not relieve Subtenant of Subtenant's obligations to Sublandlord under this Sublease, shall not impair the rights of Sublandlord under this Sublease, and shall be subject and subordinate to this Sublease and the Lease, but Sublandlord shall not elect to cancel or terminate this Sublease under subparagraph 50(a) of the Lease. Nothing contained herein and no consent to any disposition of the Demised Premises (in whole or in part) by Subtenant at any time shall create privity between Sublandlord and any sub-subtenant. However, the provisions of any sub-sublease of


SUBLEASE AGREEMENT                                                        PAGE 5

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the Demised Premises shall include an acceptance by the sub-subtenant of the following:

         If the Sublease shall be terminated by Sublandlord for the Subtenant's monetary breach or default under the Sublease (or for any non-monetary breach or default of Subtenant that is not due to the act or omission of sub-subtenant) while the sub-sublease remains in effect, Sublandlord will not evict sub-subtenant or seek to interrupt its rights to possession of the Demised Premises due to the termination of the Sublease and the Sublease shall continue as a sublease between Sublandlord as lessor, and sub-subtenant, as lessee, with the same force and effect as if Sublandlord, as lessor, and sub-subtenant, as lessee, had entered into a sublease as of the date of the termination of the Sublease, containing the same terms, covenants and conditions as those contained in the Sublease, for a term equal to the unexpired term of the Sublease as if the Sublease was still in effect. From and after such termination of the Sublease: sub-subtenant will attorn to Sublandlord, and Sublandlord will accept such attornment; and sub-subtenant will assume and perform the obligations of Subtenant under the Sublease as if it had executed the Sublease as the Subtenant without prejudice to any claims that Sublandlord may have against Subtenant for Subtenant's violation of the Sublease.

    14. All notices permitted or required under this Sublease shall be sent by certified mail, "return receipt requested", or sent for next business day delivery by a national overnight courier service (e.g., Federal Express, DHL, Airborne Express or Express Mail) and shall be deemed to have been given on the date of receipt, first refusal or first attempted delivery, to the addresses of the respective parties hereinabove set forth or to such other address as either party may designate as the address for notices to it on at least ten (10) days prior written notice.

    15. Subtenant has no authority to make any agreement with the Landlord about the Demised Premises or the Lease during the Term of the Sublease which will adversely affect Sublandlord. However, it is acknowledged that certain rights and obligations of the Subtenant (e.g., to request and pay for "After Hours" access and the like) may be delegated to a permitted sub-subtenant without relieving any one of liability to any one else for any breach of the Lease, the Sublease or any sub-sublease which will exist despite such delegation. Subtenant may not pay Rent or other charges to the Landlord, but only to Sublandlord, except as otherwise provided herein, in the Lease or in Exhibit "B". Sublandlord shall not make any agreement with the Landlord about the Demised Premises or the Lease during the term of this Sublease which will adversely affect Subtenant. However, it will not be deemed to adversely affect Sublandlord if Subtenant enters into a lease agreement for the Demised Premises for a term commencing after the term of the Lease ends, or any lease agreement for any other space in the Building at any time. Sublandlord represents that it has no options to renew the Lease and no agreement providing for it to lease the Demised Premises after the end of the term of the Lease. Sublandlord will not enter into a


SUBLEASE AGREEMENT                                                        PAGE 6

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new lease of the Demised Premises or any agreement to terminate, renew or extend the term of the Lease of the Demised Premises.

    16. Sublandlord consents to the Subtenant's alterations described in the Sublease Consent Agreement in accordance with the provisions of Exhibit B.

    17. This is the final and complete agreement of the parties as to the subject matter hereof and it supersedes any other understandings or communications. If there is any conflict between this agreement and the Sublease Consent Agreement, the Sublease Consent Agreement shall control. This Sublease cannot be altered or waived, in whole or in part, except in writing signed and delivered by both parties. It shall be interpreted without any presumption against either party as the drafter. Words intentionally deleted from prior drafts shall be disregarded in determining the meaning and effect of this Sublease.

    18. This Sublease shall be binding on, and inure to the benefit of, the parties hereof and their legal representatives, successors and assigns, but there shall be no assignments except if and as provided herein.

    IN WITNESS WHEREOF, the parties have signed this Sublease on the date first written above.

HENRY DREYFUSS ASSOCIATES              UNITEL VIDEO, INC.


By: John McGarvey                       By: /s/ Karen Ceil Lapidus
   --------------------------------       --------------------------------


SUBLEASE AGREEMENT                                                        PAGE 7

EXECUTION COPY


                              SECOND TIER SUBLEASE

     1. PARTIES. THIS SECOND TIER SUBLEASE ("Sublease"), dated as of the 3rd day of July, 1996, is entered into by and between UNITEL VIDEO, INC., a Delaware corporation ("Sublessor"), and PARAMOUNT PICTURES CORPORATION, a Delaware corporation ("Sublessee").

     2. PREMISES. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, upon the terms, conditions and covenants set forth herein, those certain premises containing approximately 16,969 square feet, being a portion of the second floor of the building (the "Building") located at 423 West 55th Street, New York, New York (the "Premises"), as more particularly identified on the plan attached hereto as Exhibit "A".

     3. TERM. The term of this Sublease ("Term") shall commence (the "Sublease Commencement Date") on the "Commencement Date" under the Master Sublease (hereinafter defined) and shall expire on August 30, 1999. Notwithstanding the foregoing, this Sublease shall terminate (i) upon delivery of the Termination Notice (hereinafter defined) as provided below and (ii) immediately upon termination of the Master Sublease for any reason and if Sublessor shall not have exercised its rights under paragraph 13 of the Consent (hereinafter defined). If the Commencement Date shall not have occurred under the Master Sublease and Sublessor shall thereby have the right to terminate the Master Sublease, Sublessee shall have the right by written notice to Sublessor to require Sublessor to terminate the Master Sublease. Further notwithstanding the foregoing, if prior to the Commencement Date Sublessee takes possession of or causes the commencement of any work or the moving of any property into the Premises, on the date upon which Sublessee took any such action Sublessee shall be deemed to be subject to all of the provisions of this Sublease except the obligation to pay Monthly Rent which shall not commence until the Commencement Date.

     In the event that Sublessee shall not have committed to extend the Term of that certain Production Facilities Agreement dated as of July 3, 1996 (the "Facilities Agreement") between Sublessor and Sublessee on or before March 1, 1998 in accordance with paragraph 10 of the Facilities Agreement, Sublessor shall have the option by written notice (the "Termination Notice") to Sublessee on or before March 15, 1998 to either (i) terminate this Sublease effective July 21, 1998 or (ii) require Paramount Pictures Corporation ("Assignee") to immediately assume Sublessor's obligations under the Master Sublease (hereinafter defined) with respect to the entire premises demised thereunder and Assignee shall do or cause to be done all things required for such assumption by assignment in accordance with the Master Sublease.

     4. MASTER LEASE. Sublessor hereby warrants that (i) Sublessor is the subtenant under that certain Sublease dated July 3, 1996 (the "Master Sublease") with Henry Dreyfuss Associates ("Master Sublessor"), which Master Sublease is subject to all of the terms of that certain Sublease Consent Agreement dated July 3, 1996 among Master Sublessor, Sublessor and the owner of the Building (the "Landlord")(the "Consent" and for all purposes of this Sublease each reference to the Master Sublease shall mean such agreement as supplemented by the Consent), which Master Sublease covers the entire second floor space in the Building, including the Premises; (ii) the Master Sublease is in full force and effect and neither Sublessor nor Master Sublessor (to Sublessor's knowledge) is in default under any provision under the Master Sublease; (iii) a true and complete copy of the Master Sublease (and any amendments thereto) is attached hereto as Exhibit "B"; and (iv) the Premises are not subleased to others. Provided that it is not in default hereunder, Sublessee shall have the peaceful and quiet enjoyment of the Premises without hindrance on the part of Sublessor, and Sublessor will warrant and defend the Sublessee in such peaceful and quiet enjoyment of the Premises against the claims of all persons claiming by, through or under Sublessor. Sublessor shall keep the Master Sublease in full force and effect by making timely payments of rent as required by the Master Sublease and by performing all obligations of the lessee under the Master Sublease not specifically assumed by the Sublessee hereunder. Sublessor shall neither do nor permit anything to be done by any party over which Sublessor has control which would cause the Master Sublease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Master Sublessor under the Master Sublease and Sublessor shall indemnify and hold harmless Sublessee from and against all claims, liabilities and damages of any kind whatsoever by reason of any breach or default on the part of Sublessor. Sublessor agrees, upon receipt from Sublessee of written notice of any default, obligation or duty of the Master Sublessor under the Master Sublease to promptly notify the Master Sublessor of Sublessee's notice and to use its best efforts to cause Master Sublessor to rectify or fulfill any default, obligation or duty as listed in Sublessee's notice. Sublessor's obligations and responsibilities under this paragraph 4 shall not apply with respect to any mortgagee of the Building or any occurrence caused by any act or omission of Sublessee hereunder. Notwithstanding the foregoing, Sublessee's obligations hereunder shall not be excused by reason of any failure or delay of Sublessor, Master Sublessor or the Landlord in performing their obligations under this Sublease, the Master Sublease or the Lease (as defined in the Master Sublease), respectively.

     The Sublease and each and every provision hereof is and shall remain subject and subordinate to the Master Sublease and the Lease and each and every provision thereof. Except as otherwise specifically provided in this Sublease, the terms, provisions, covenants, rules and regulations, rights, obligations, remedies and agreements of the Master Sublease are incorporated herein by reference with the same force and effect as if they were fully set forth herein except that any reference in the

Master Sublease to "Sublandlord" and "Subtenant" shall mean Sublessor and Sublessee, respectively, as such terms are used in this Sublease, and shall, as between Sublessor and Sublessee constitute the terms of this Sublease except to the extent they do not relate to the Premises or are inapplicable, inappropriate, inconsistent with or modified by the provisions of this Sublease.

     As between Sublessor and Sublessee, for the purposes of this Sublease, the following provisions of the Master Sublease shall be deemed inapplicable:
Paragraphs, 2, 4, 8A, 8B and 8C. In the event of any conflict between the terms and provisions of the Master Sublease and the terms and provisions of the Sublease, the terms and provisions of the Sublease shall govern.

     5. RENT. Commencing as of the Sublease Commencement Date, Sublessee shall pay to Sublessor rent in the sum of Fifteen Thousand Five Hundred Fifty Four and 92/100 ($15,554.92) Dollars per month ("Monthly Rent"), payable upon execution of this Sublease and on the first day of each calendar month during the Term. If the first day of the Term does not fall on the first day of the month, then rent for such month shall be proportionately prorated. Monthly Rent shall be delivered to the Sublessor at the address set forth hereinafter for the delivery of notices.

     In addition to the Monthly Rent, Sublessee shall pay, as additional rent
(i) its proportionate share (81%) of any and all additional rent which Sublessor is obligated to pay as subtenant under the Master Sublease in respect of Tax Escalation Payments, (ii) 100% of any and all additional rent which Sublessor is obligated to pay as subtenant under the Master Sublease and which is not included in the preceding clause (i) ( the amounts described in this clause (ii) being, "Master Sublease Additional Rent"), and (iii) any other sums payable by Sublessee hereunder.Sublessor shall provide Sublessee with all necessary backup documentation which will enable Sublessee to verify Sublessor's calculation of additional rent payable hereunder. It is understood that this Sublease is a triple net sublease and since on the Commencement Date Sublessee shall be the only tenant of the Demised Premises under the Master Sublease, Sublessee shall pay 100% of the Master Sublease Additional Rent as provided in the preceding sentence. However, in the event that Sublessor shall sublease the balance of the Demised Premises or use it for anything other than storage, then Sublessee shall only be required to pay its proportionate share (81%) of Master Sublease Additional Rent due on and after the date of such sublease or other use. Notwithstanding the foregoing, in the event that Sublessor shall use the air conditioning in the space on the second floor which is not subleased to Sublessee hereunder, then Sublessee shall only be required to pay 81% of electricity charges attributable to air conditioning.

     6. IMPROVEMENTS. Sublessee may construct within the Premises, at Sublessee's cost, certain improvements to the Premises pursuant to the terms of Exhibit "D" attached hereto in accordance with the terms of the Master Sublease.

     7. CONDITION OF PREMISES. Sublessee shall accept the Premises in its "as is" condition and Sublessor makes no representation or warranty regarding the condition of the Premises whatsoever for the benefit of Sublessee, including with respect to compliance with law, latent or patent defects in the Premises or title to the Premises. Sublessor shall deliver the HVAC for the Premises to Sublessee in good working order on the Commencement Date. Thereafter and throughout the Term, Sublessor shall maintain a service contract for the HVAC and Sublessee shall reimburse Sublessor the cost of such contract for the HVAC for the Premises as additional rent hereunder.

     8. USE OF THE PREMISES. Sublessee shall use the Premises for general office purposes and such other related purposes incidental thereto as are permitted under the Master Sublease. Sublessee shall be afforded such after-hours access to the Premises as Sublessor is afforded under the Master Sublease.

     9. MAINTENANCE AND REPAIRS. Sublessee shall be responsible for all maintenance and repairs to the Premises which are the obligations of Sublessor under the Master Sublease.

     10. ASSIGNMENT AND SUBLETTING. Sublessee shall not assign this Sublease, without Sublessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything contained herein (i) Sublessee shall have the right to assign this Sublease to any affiliate, subsidiary, parent or successor of Sublessee or to any entity acquiring all or substantially all of the stock or assets of Sublessee or to any entity with which Sublessee may merge or consolidate and (ii) any assignment or sublease by Sublessee (a) while the Facilities Agreement is in effect, may only be to an entity which at the time of assignment or sublease is the "Production Company" under the Facilities Agreement, (b) shall be of the entire Premises, (c) shall not relieve the assignor or sublessor of joint and several liability under this Sublease and (d) shall be subject to all of the terms set forth in the Master Sublease.

     11. CONSENTS. In those instances where the terms and provisions contained in either the Master Sublease or this Sublease require that Sublessee obtain the consent of Sublessor, it is agreed that such consent shall not be unreasonably withheld or delayed.

     12. SURRENDER OF THE PREMISES. Upon the expiration or sooner termination of the Term of this Sublease, Sublessee shall surrender the Premises to Sublessor in the condition required by the Master Sublease. All trade fixtures, equipment and other personal property located on the Premises shall belong to Sublessee and, upon expiration of this Sublease, Sublessee shall remove from the

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Premises all such trade fixtures, equipment and personal property in accordance with the provisions of the Master Sublease.

     13. NOTICES. Any notice or demand required or desired to be given under this Sublease shall be in writing and shall be given by certified mail, return receipt requested, or by a nationally recognized overnight express courier service, and shall be deemed to have been given within three (3) days of mailing in the case of certified mail, or the following day in the case of overnight express. The addresses of Sublessor and Sublessee for notices are as follows:

Sublessee:
Paramount Pictures Corporation
1515 Broadway
New York, New York 10036-5794
Attention: Lori Rhodes

With a copy to:

Viacom Inc.
1515 Broadway
New York, New York 10036-5794
Attention: General Counsel



Sublessor:
Unitel Video, Inc.
555 West 57th Street
New York, New York 10019
Attention: General Counsel

     Either party may change its address by giving notice of same in accordance with this paragraph.

     14. PERSONAL PROPERTY. Attached hereto as Exhibit "C" is a list of personal property consisting of furniture in the Premises that has been purchased by Sublessor from the Master Sublessor pursuant to the terms of the Master Sublease. Sublessor hereby sells all such personal property to Sublessee on an "as is" basis in consideration of the sum of $1.00 which is being paid to Sublessor upon execution of this Sublease.

     15. BROKERS. Sublessor and Sublessee each warrants and represents to the other that it has had no dealings with real estate broker or agent in connection with the

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

negotiation of this Sublease, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Sublessee and Sublessor shall indemnify and hold harmless each other from and against any and all liabilities or expenses, including reasonable attorneys' fees, arising out of claims made by any broker or individual for commissions or fees resulting from the execution of this Sublease.

     16. INSURANCE. Sublessee shall carry the insurance required by the Master Sublease for the benefit of Sublessor, Master Sublessor and Landlord, naming all such parties as an additional insured as their interests may appear.

     17. INDEMNITY. Sublessee shall indemnify and hold harmless Sublessor from and against any and all loss, cost, liability, claims, damage and expenses, including reasonable attorneys' fees and expenses and court costs, incurred in connection with or arising from (i) any default by Sublessee in the observance or performance of, or compliance with, any of the terms, covenants or conditions of this Sublease on Sublessee's part to be observed, performed or complied with and (ii) any acts, omissions or negligence of Sublessee or any person claiming through or under Sublessee, or the employees, agents, contractors, licensees or invitees of Sublessee or any such person, in or about the Premises.

     18 GENERAL.

          A. Captions. The captions and headings used in this Sublease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Sublease.

          B. Time. Time is of the essence for the performance of each term, condition and covenant of this Sublease.

          C. Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Sublease, but this Sublease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          D. Choice of Law. This Sublease shall be construed and enforced in accordance with the laws of New York.

          E. Gender, Singular, Plural. When the context of this Sublease requires the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

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

          F. Binding Effect. The covenants and agreements contained in this Sublease shall be binding on the parties hereto and on their respective successors and assigns.

          G. Entire Agreement. This Sublease is the entire agreement between the parties with regard to the subject matter hereof and there are no agreements or representations with regard thereto between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Sublease shall be binding unless in writing and signed by the parties hereto.

          H. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for an alleged breach of any provision of this Sublease, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action bought for that purpose, reasonable attorneys' fees and court costs.




     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written.

SUBLESSOR:
UNITEL VIDEO, INC.


By/s/ Karen Lapidus
     Vice President

SUBLESSEE:
PARAMOUNT PICTURES CORPORATION


By/s/ Peter Kane
    Vice President









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